Exhibit 4.1

AMENDMENT NO. 1 TO

JUNIOR SECURED CONVERTIBLE PROMISSORY NOTE

This AMENDMENT NO. 1 TO JUNIOR SECURED CONVERTIBLE PROMISSORY NOTE, dated as of October 18, 2024 (this “Amendment”), is entered into by and among Agrify Corporation, a Nevada corporation (the “Company”) and CP Acquisitions, LLC, a Delaware limited liability company (“Holder”).

RECITALS

WHEREAS, the Company issued to Holder a junior secured convertible promissory note, dated August 14, 2024, with an aggregate original principal amount of $1,500,000.00 million (the “Note”);

WHEREAS, the Company and Holder desire to modify certain of the terms of the Note, including the principal sum set forth in the Note, as further set forth herein.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the Company and Holder agree as follows:

SECTION 1 DEFINED TERMS AND SECTIONS

Capitalized terms set forth herein shall, unless otherwise expressly provided, have the meanings when used herein as set forth in the Note. Section references used herein shall, unless otherwise expressly provided, be deemed to be references to Sections of the Note.

SECTION 2 AMENDMENTS TO NOTE

(a) The first paragraph of the Note is hereby deleted and replaced with the following:

“FOR VALUE RECEIVED, AGRIFY CORPORATION, a Nevada corporation (“Maker”), promises to pay to the order of CP ACQUISITIONS,LLC , a Delaware limited liability company with an office at 675 VFW Parkway, Suite 152, Chestnut Hill, Massachusetts 02467-3656 (“Holder”), the principal sum advanced to Maker from time to time up to a maximum of THREE MILLION AND 00/00 DOLLARS ($3,000,000.00) in lawful money of the United States of America, under the terms and at the times stated herein.”

SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

(a) The Company has the requisite power and authority to enter into and perform its obligations under this Amendment and the Note (as amended hereby).

(b) This Amendment and the Note (as amended hereby), constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 4. CONDITIONS TO EFFECTIVENESS OF THIS AMENDMENT

(a) The Company and the Holder shall have executed this Amendment.

SECTION 5. MISCELLANEOUS

(a) Except as expressly modified herein, the Note shall remain in full force and effect with no further amendments, modifications or changes.

(b) This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment and/or any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), electronic deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. As used herein, “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record. A party’s electronic signature (complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) of this Agreement shall have the same validity and effect as a signature affixed by the party’s hand.

(c) All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be determined in accordance with the provisions of the Note, which are incorporated herein by reference, mutatis mutandis.

[SIGNATURE PAGE FOLLOWS]

WITNESS the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

COMPANY:

AGRIFY CORPORATION

By:	/s/ David Kessler
Name:	David Kessler
Title:	Executive Vice President

HOLDER:

CP ACQUISITIONS, LLC

By:	/s/ Raymond Chang
Name:	Raymond Chang
Title:	Manager

[Signature Page to the Amendment No. 1 to Junior Secured Convertible Note]